EXHIBIT 31.1

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER PURSUANT TO
15 U.S.C. 78M(a) or 78o(d) (SECTION 302 OF THE SARBANES-OXLEY ACT)

CERTIFICATION

I, Hugh C. Lane, Jr. certify that:

1.	I have reviewed this quarterly report on Form 10-QSB of the Bank of South Carolina Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Bank of South Carolina Corporation as of, and for the periods presented in this quarterly report.

4.	The Bank of South Carolina Corporation’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Bank of South Carolina Corporation and we have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to Bank of South Carolina Corporation, including its consolidated subsidiary, is made known to us by others within the entity, particularly during the period in which this report is being prepared;

b)	Evaluated the effectiveness of the Bank of South Carolina Corporation’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)	Disclosed in this report any changes in Bank of South Carolina Corporation’s internal control over financial reporting that occurred during Bank of South Carolina Corporation’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, Bank of South Carolina Corporation’s internal control over financial reporting: and

5.	Bank of South Carolina Corporation’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to Bank of South Carolina Corporation’s auditors and the audit committee of Bank of South Carolina Corporation’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weakness in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Bank of South Carolina Corporation’s ability to record, process, summarize and report financial

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information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in Bank of South Carolina Corporation’s internal control over financial reporting.

May 14, 2004

/s/Hugh C. Lane, Jr.

Hugh C. Lane, Jr.

President and Chief Executive Officer

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